Exhibit 10.1

BACKSTOP COMMITMENT AGREEMENT

dated as of September 9, 2026

by and among

AUTHID INC.

(a Delaware corporation)

and

THE COMMITMENT PARTIES IDENTIFIED HEREIN

This BACKSTOP COMMITMENT AGREEMENT (this “Agreement”) is entered into as of 9, 2026, by and among authID Inc., a Delaware corporation (the “Company” or “AUID”), and the several parties identified on the signature pages hereto (each, a “Commitment Party” and collectively, the “Commitment Parties”). The Company and the Commitment Parties are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company has issued certain Senior Secured Debentures (the “SSBs” or “Senior Secured Bonds”) pursuant to that certain Securities Purchase Agreement, dated as of April 29, 2026 (the “SPA”), between the Company and each debenture holder named therein;

WHEREAS, in connection with the SSBs, the Company issued certain warrants to the holders of the SSBs (the “Existing Warrants”);

WHEREAS, the Commitment Parties are holders of the SSBs (the “Senior Secured Bondholders”);

WHEREAS, the Company desires to obtain a backstop commitment from the Commitment Parties to fund up to (a) Three Hundred Thousand Dollars ($300,000.00) if no transaction with a third-party strategic investor (or its affiliates) occurs (which shall be prior to the Company’s next pay roll cycle) or (b) if a funding transaction with a third-party strategic investor (or its affiliates) occurs, Five Hundred Thousand Dollars ($500,000) as to which Three Hundred Thousand Dollars ($300,000.00) may be drawn down at any time (unless it has already been drawn under paragraph (a)) and the balance of Two Hundred Thousand Dollars ($200,000.00) may be drawn down when fifty percent (50%) of the proceeds contemplated under the Company’s agreement with a third-party strategic investor (or its affiliates) have been utilized.(the applicable amount the “Backstop Amount”) on the terms and subject to the conditions set forth herein;

WHEREAS, the Commitment Parties are willing to provide such backstop commitment in exchange for the consideration described herein, including the issuance of Commitment Fee Warrants, certain adjustments to the conversion price of the SSBs, and the restriking of the Existing Warrants;

WHEREAS, if the Backstop Amount is funded, the Company shall issue to the Commitment Parties a senior secured debenture ranking pari passu with the SSBs, exchangeable at the Commitment Parties option into shares of AUID Stock at the Adjusted Conversion Price;

WHEREAS, the Company is proposing to enter into an interim finance agreement with a strategic partner (“Strategic Partner”) and the Commitment Parties will agree to enter into an agreement to subordinate their rights under the SSBs and related documents and their rights under this Agreement to Strategic Partner and provide certain consents and waivers to the Company and Strategic Partner in relation thereto (“Subordination Agreement”); and

WHEREAS, the Parties desire to memorialize the terms and conditions upon which the Commitment Parties will provide such backstop commitment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Adjusted Conversion Price” means the lesser of (x) $0.38 per share or (y) the lowest closing price per share of AUID Stock on any Trading Day during the period of five Trading Days prior to the date of execution of this Agreement, as reported on the principal national securities exchange on which the AUID Stock is then listed or admitted to trading.

“Agreement” has the meaning set forth in the Preamble.

“AUID Stock” means the common stock, par value $0.0001 per share, of the Company (ticker symbol: AUID).

“Backstop Amount” means (a) Three Hundred Thousand Dollars ($300,000.00) if no transaction with a third-party strategic investor (or its affiliates) occurs (which shall be prior to the Company’s next pay roll cycle) or (b) if a funding transaction with a third-party strategic investor (or its affiliates) occurs, Five Hundred Thousand Dollars ($500,000) as to which Three Hundred Thousand Dollars ($300,000.00) may be drawn down at any time (unless it has already been drawn under paragraph (a)) and the balance of Two Hundred Thousand Dollars ($200,000.00) may be drawn down when fifty percent (50%) of the proceeds contemplated under the Company’s agreement with a third-party strategic investor (or its affiliates) have been utilized.

“Backstop Commitment” has the meaning set forth in Section 2.1.

“Backstop Debenture” means the senior secured debenture to be issued by the Company to the Commitment Parties in the event the Backstop Amount is funded, as more fully described in Article IV.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Commitment Fee Warrants” means the warrants to be issued to the Commitment Parties as consideration for the Backstop Commitment, consisting of 750,000 five-year warrants to purchase shares of AUID Stock at an exercise price equal to the lesser of (x) $0.57 per share or (y) 1.5 times the Adjusted Conversion Price.

“Commitment Party” or “Commitment Parties” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Conditions Precedent” has the meaning set forth in Article VIII.

“Existing Warrants” means all warrants issued to holders of the SSBs in connection with or pursuant to the SPA.

“Funding Notice” has the meaning set forth in Section 2.3.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority, or any court, tribunal, or arbitrator.

“Indemnified Person” has the meaning set forth in Section 10.1.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, or other security interest or preferential arrangement of any kind or nature whatsoever.

“Material Adverse Effect” means any event, circumstance, development, change, or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets, liabilities, condition (financial or otherwise), or results of operations of the Company, or (b) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority, or other entity.

“Pro Rata Share” means, with respect to each Commitment Party, the percentage set forth opposite such Commitment Party’s name on the signature pages hereto; provided that the aggregate Pro Rata Shares of all Commitment Parties shall equal 100%.

“Restruck Exercise Price” means an exercise price equal to the lesser of (x) $0.57 per share or (y) 1.5 times the Adjusted Conversion Price.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Bonds” or “SSBs” means the Senior Secured Debentures issued by the Company pursuant to the SPA, dated as of April 29, 2026.

“Subordination Agreement” has the meaning set forth in the recitals hereto.

“Trading Day” means any day on which the principal national securities exchange on which the AUID Stock is listed is open for trading.

“Termination Date” has the meaning set forth in Section 9.1.

“Transaction Documents” means, collectively, this Agreement, the Backstop Debenture (if issued), the Commitment Fee Warrants, and any other documents, agreements, or instruments executed or delivered in connection with the transactions contemplated hereby.

Section 1.2 Interpretation.

Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) words in the singular include the plural and vice versa; (d) “herein,” “hereof,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; (e) all references to Articles, Sections, Exhibits, and Schedules are to Articles, Sections, Exhibits, and Schedules of this Agreement; and (f) all references to “$” are to United States dollars.

ARTICLE II

BACKSTOP COMMITMENT

Section 2.1 The Backstop Commitment.

Subject to the terms and conditions set forth in this Agreement, each Commitment Party hereby agrees, severally and not jointly, to fund its Pro Rata Share of the applicable Backstop Amount in the event that the Company delivers a Funding Notice in accordance with Section 2.3 (the “Backstop Commitment”). The aggregate Backstop Commitment of all Commitment Parties shall not exceed (a) Three Hundred Thousand Dollars ($300,000.00) if no transaction with a third-party strategic investor (or its affiliates) occurs (which shall be prior to the Company’s next pay roll cycle) or (b) if a funding transaction with a third-party strategic investor (or its affiliates) occurs, Five Hundred Thousand Dollars ($500,000) as to which Three Hundred Thousand Dollars ($300,000.00) may be drawn down at any time (unless it has already been drawn under paragraph (a)) and the balance of Two Hundred Thousand Dollars ($200,000.00) may be drawn down when fifty percent (50%) of the proceeds contemplated under the Company’s agreement with a third-party strategic investor (or its affiliates) have been utilized.

Section 2.2 Several Obligations.

The obligations of each Commitment Party under this Agreement are several and not joint. No Commitment Party shall be responsible for any other Commitment Party’s failure to fund its Pro Rata Share of the Backstop Amount. The failure of any Commitment Party to fund its Pro Rata Share shall not relieve any other Commitment Party of its obligation to fund its own Pro Rata Share.

Section 2.3 Funding Notice.

(a) The Company may call upon the Backstop Commitment by delivering a written notice (the “Funding Notice”) to each Commitment Party, which Funding Notice shall specify (i) the aggregate amount to be funded (up to the applicable Backstop Amount), (ii) each Commitment Party’s Pro Rata Share of the amount to be funded, (iii) the proposed funding date (which shall be no earlier than two (2) Business Days after delivery of the Funding Notice), and (iv) wire transfer instructions for payment;

(b) Upon receipt of a Funding Notice, each Commitment Party shall fund its Pro Rata Share by wire transfer of immediately available funds to the account designated by the Company on or before the funding date specified in the Funding Notice.

Section 2.4 Closing.

The closing of the funding of the Backstop Amount (the “Closing”) shall occur on the date specified in the Funding Notice (the “Closing Date”), subject to the satisfaction or waiver of the conditions set forth in Article VIII. At the Closing, the Company shall deliver to each Commitment Party its Pro Rata Share of the Backstop Debenture as described in Article IV.

Section 2.5 Subordination Agreement

Each Commitment Party agrees that it will promptly enter into, execute and deliver the Subordination Agreement, upon the Company’s request, subject to review of the Subordination Agreement by Commitment Party’s counsel.

ARTICLE III

COMMITMENT FEE AND CONSIDERATION

Section 3.1 Commitment Fee Warrants.

(a) In consideration of the Backstop Commitment, effective upon execution of this Agreement and regardless of whether the Backstop Amount is ultimately funded, the Company shall issue to the Commitment Parties (in proportion to their respective Pro Rata Shares) an aggregate of 750,000 warrants (the “Commitment Fee Warrants”) to purchase shares of AUID Stock.

(b) The Commitment Fee Warrants shall have the following terms:

(i)	Term: Five (5) years from the date of issuance;

(ii)	Exercise Price: The lesser of (x) $0.57 per share or (y) 1.5 times the Adjusted Conversion Price;

(iii)	Exercise: Exercisable in whole or in part at any time during the term; and

(iv)	Adjustments: Subject to customary adjustments for stock splits, stock dividends, recapitalizations, and similar events.

(c) The Commitment Fee Warrants shall be issued within five (5) Business Days following the execution of this Agreement.

Section 3.2 Setting of Conversion Price of SSBs.

(a) Effective upon execution of this Agreement and regardless of whether the Backstop Amount is ultimately funded, the conversion price applicable to all Senior Secured Bonds previously issued pursuant to the SPA shall be fixed as the Adjusted Conversion Price (as defined in Section 1.1).

(b) The Company shall, within five (5) Business Days following the execution of this Agreement, deliver to each holder of an SSB a written notice of such conversion price and shall take all actions necessary to effectuate such fixing of the conversion price, including without limitation executing any supplemental indenture or amendment to the SSB required to give effect to such adjustment.

(c) For the avoidance of doubt, the fixing of the conversion price pursuant to this Section 3.2 shall apply to all SSBs outstanding as of the date hereof, regardless of the identity of the holder thereof and regardless of whether such holder is a Commitment Party hereunder.

Section 3.3 Restriking of Existing Warrants.

(a) Effective upon execution of this Agreement and regardless of whether the Backstop Amount is ultimately funded, the exercise price of all Existing Warrants issued in association with the SSBs shall be reduced to the Restruck Exercise Price (i.e., the lesser of (x) $0.57 per share or (y) 1.5 times the Adjusted Conversion Price).

(b) The Company shall, within five (5) Business Days following the execution of this Agreement, deliver to the holders of all Existing Warrants written notice of such exercise price adjustment and shall take all actions necessary to effectuate such adjustment, including amending any warrant agreement or certificate as required.

(c) For the avoidance of doubt, the restriking of the Existing Warrants pursuant to this Section 3.3 shall apply to the Existing Warrants outstanding as of the date hereof.

Section 3.4 Obligations Independent of Funding.

The obligations of the Company set forth in Sections 3.1, 3.2, and 3.3 are unconditional and shall become effective upon execution of this Agreement. Such obligations shall not be conditioned upon, and shall survive regardless of, whether the Backstop Amount is ever funded or any Funding Notice is ever delivered.

Section 3.5 Nasdaq Compliance

For the avoidance of doubt, and in accordance with the terms of the SPA, the SSBs and the Existing Warrants the aggregate of (a) any shares of Common Stock issuable pursuant to any security into which the SSBs may be converted or exchanged and (b) any Fee Shares issued under the SPA and (c) any shares of Common Stock issuable under the Existing Warrants (d) any shares of Common Stock issuable pursuant to the Backstop Debenture and the Commitment Fee Warrants shall not exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of the SPA, without stockholder consent in accordance with Nasdaq rules.

ARTICLE IV

FUNDED BACKSTOP TERMS

Section 4.1 Backstop Debenture.

(a) In the event the Backstop Amount is funded in whole or in part, the Company shall issue to the Commitment Parties (in proportion to their respective Pro Rata Shares of the amount actually funded) a senior secured debenture (the “Backstop Debenture”) in aggregate principal amount equal to the amount funded.

(b) The Backstop Debenture shall:

(i)	rank pari passu in right of payment and security with the SSBs but be subject to the rights of Strategic Partner in accordance with the terms of the Subordination Agreement;

(ii)	be secured by the same collateral and on the same basis as the SSBs;

(iii)	bear interest at the same rate as the SSBs;

(iv)	have a maturity date coterminous with the SSBs, as modified by the Subordination Agreement; and

(v)	be subject to the same covenants and events of default as the SSBs, mutatis mutandis as modified by the Subordination Agreement.

(c) The Backstop Debenture shall be issued pursuant to a separate instrument, in form and substance reasonably acceptable to the Commitment Parties, that evidences its pari passu ranking with the SSBs, subject to the rights of Strategic Partner in accordance with the terms of the Subordination Agreement.

Section 4.3 Registration Rights.

The Company shall, within thirty (30) days following the execution of this Agreement, file a registration statement with the SEC covering the resale of such shares underlying the newly issued Debentures and shares underlying the warrants issued, pursuant to this Agreement. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within thirty (30) days following the filing thereof. The Company shall maintain the effectiveness of such registration statement until the earlier of (i) the date on which all shares covered thereby have been sold or (ii) the date on which such shares may be sold without restriction pursuant to Rule 144 under the Securities Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1 Organization and Good Standing.

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and operate its properties and to carry on its business as presently conducted and as proposed to be conducted.

Section 5.2 Authorization.

The Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents. The execution, delivery, and performance of this Agreement and the other Transaction Documents by the Company have been duly authorized by all necessary corporate action on the part of the Company.

Section 5.3 No Conflicts.

The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a breach of the certificate of incorporation or bylaws of the Company, (b) violate any law, rule, regulation, order, judgment, or decree applicable to the Company, or (c) conflict with, result in a breach of, constitute a default under, or require any consent under any material agreement to which the Company is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect.

Section 5.4 Valid Issuance.

The Commitment Fee Warrants, when issued in accordance with this Agreement, will be duly authorized, validly issued, and constitute binding obligations of the Company. The shares of AUID Stock issuable upon exercise of the Commitment Fee Warrants or upon exchange of the Backstop Debenture, when issued in accordance with their respective terms, will be duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all Liens (other than restrictions on transfer under applicable securities laws).

Section 5.5 SEC Filings; Financial Statements.

The Company has timely filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC. The financial statements included in such filings comply in all material respects with applicable accounting requirements and fairly present in all material respects the financial position of the Company as of the dates indicated.

Section 5.6 No Material Adverse Effect.

Since the date of the most recent audited financial statements of the Company filed with the SEC, no Material Adverse Effect has occurred.

Section 5.7 Capitalization.

The authorized and outstanding capital stock of the Company is as set forth in the Company’s most recent filing with the SEC. All outstanding shares of AUID Stock are duly authorized, validly issued, fully paid, and non-assessable.

Section 5.8 Compliance with Laws.

The Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, judgments, and decrees of any Governmental Authority, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Section 6.1 Organization.

Each Commitment Party represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization (or, if a natural person, is of legal age and competent to enter into this Agreement).

Section 6.2 Authorization.

Each Commitment Party represents and warrants that it has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by such Commitment Party has been duly authorized by all necessary action.

Section 6.3 Accredited Investor Status.

Each Commitment Party represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Section 6.4 Investment Intent.

Each Commitment Party represents and warrants that it is acquiring the Commitment Fee Warrants (and any securities issuable upon exercise or exchange thereof) for its own account for investment purposes and not with a view toward distribution in violation of the Securities Act.

Section 6.5 Sophistication.

Each Commitment Party represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the securities contemplated hereby and is able to bear the economic risk of such investment.

Section 6.6 Ownership of SSBs.

Each Commitment Party represents and warrants that, as of the date hereof, it is the beneficial owner of the principal amount of SSBs set forth opposite its name on the signature pages hereto.

ARTICLE VII

COVENANTS

Section 7.1 Commercially Reasonable Efforts.

Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable law to consummate the transactions contemplated by this Agreement.

Section 7.2 Further Assurances.

Each Party shall execute and deliver such additional documents, instruments, and agreements, and take such further actions, as may be reasonably necessary or appropriate to effectuate, carry out, and comply with all of the terms of this Agreement and the transactions contemplated hereby.

Section 7.3 Regulatory Filings.

The Company shall make all filings with the SEC and any other Governmental Authority that are required to be made in connection with the transactions contemplated by this Agreement, including without limitation any Current Report on Form 8-K and any required amendments to existing filings.

Section 7.4 Use of Proceeds.

The Company shall use the proceeds of any funding of the Backstop Amount for general corporate purposes and working capital, unless otherwise agreed in writing by the Commitment Parties holding a majority of the aggregate Pro Rata Shares.

Section 7.5 Reservation of Shares.

The Company shall at all times reserve and keep available, free from preemptive rights, a sufficient number of authorized but unissued shares of AUID Stock to effect the exercise of all outstanding Commitment Fee Warrants and the exchange of the Backstop Debenture (if issued) at the applicable exchange or exercise prices.

ARTICLE VIII

CONDITIONS PRECEDENT TO CLOSING

Section 8.1 Conditions to Obligations of All Parties.

The obligations of the Parties to consummate the Closing shall be subject to the satisfaction or waiver of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any order, law, rule, regulation, judgment, or decree that is in effect and that restrains, enjoins, or otherwise prohibits the consummation of the transactions contemplated hereby.

(b) No action, suit, or proceeding shall be pending before any Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

Section 8.2 Conditions to Obligations of the Commitment Parties.

The obligations of the Commitment Parties to fund the Backstop Amount at the Closing shall be subject to the satisfaction or waiver of the following additional conditions:

(a) The representations and warranties of the Company set forth in Article V shall be true and correct in all material respects as of the Closing Date (except for representations that speak as of a specific date, which shall be true and correct as of such date).

(b) The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

(c) No Material Adverse Effect shall have occurred since the date of this Agreement.

(d) The Company shall have issued the Commitment Fee Warrants to the Commitment Parties in accordance with Section 3.1.

(e) The Company shall have delivered to the Commitment Parties a certificate, dated as of the Closing Date and signed by an authorized officer of the Company, certifying that the conditions set forth in this Section 8.2 have been satisfied.

Section 8.3 Conditions to Obligations of the Company.

The obligations of the Company to issue the Backstop Debenture at the Closing shall be subject to the satisfaction or waiver of the following additional conditions:

(a) The representations and warranties of the Commitment Parties set forth in Article VI shall be true and correct in all material respects as of the Closing Date.

(b) Each Commitment Party shall have funded its Pro Rata Share of the Backstop Amount in accordance with Section 2.3.

ARTICLE IX

TERMINATION

Section 9.1 Termination.

This Agreement may be terminated prior to the Closing (the date of such termination, the “Termination Date”):

(a) by mutual written consent of the Company and the Commitment Parties holding a majority of the aggregate Pro Rata Shares;

(b) by either the Company or any Commitment Party if the Closing shall not have occurred on or before the date that is one hundred eighty (180) days after the date of this Agreement (or such later date as may be agreed in writing by the Parties); provided that the right to terminate under this clause shall not be available to any Party whose breach of this Agreement has been the principal cause of the failure of the Closing to occur;

(c) by the Company, if any Commitment Party shall have breached any representation, warranty, covenant, or agreement contained in this Agreement, and such breach would result in the failure of a condition set forth in Section 8.3 and is not curable or, if curable, is not cured within thirty (30) days after written notice thereof;

(d) by any Commitment Party, if the Company shall have breached any representation, warranty, covenant, or agreement contained in this Agreement, and such breach would result in the failure of a condition set forth in Section 8.2 and is not curable or, if curable, is not cured within thirty (30) days after written notice thereof; or

(e) by either the Company or any Commitment Party if any Governmental Authority shall have issued a final, non-appealable order restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby.

Section 9.2 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, and no Party shall have any liability to any other Party; provided, however, that (a) the provisions of Sections 3.1, 3.2, 3.3, and 3.4 (Commitment Fee and Consideration), Article X (Indemnification), and Article XI (Miscellaneous) shall survive any termination of this Agreement; and (b) nothing herein shall relieve any Party from liability for any willful and material breach of this Agreement prior to such termination.

Section 9.3 Survival of Commitment Fee.

For the avoidance of doubt, the Commitment Fee Warrants, the reduction of the conversion price of the SSBs, and the restriking of the Existing Warrants pursuant to Article III are earned and effective upon execution of this Agreement and shall not be affected by any termination of this Agreement.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification by the Company.

The Company shall indemnify, defend, and hold harmless each Commitment Party and its affiliates, directors, officers, employees, agents, and representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, penalties, judgments, settlements, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) arising out of or resulting from (a) any breach by the Company of any representation, warranty, covenant, or agreement contained in this Agreement; (b) any action, suit, or proceeding brought by a third party arising out of or relating to the transactions contemplated by this Agreement (other than any such action, suit, or proceeding resulting from the gross negligence or willful misconduct of such Indemnified Person); or (c) the Company’s failure to comply with any applicable law in connection with the transactions contemplated hereby.

Section 10.2 Indemnification Procedures.

An Indemnified Person seeking indemnification shall promptly notify the Company in writing of any claim giving rise to an indemnity obligation; provided that any failure to so notify shall not relieve the Company of its indemnity obligations except to the extent the Company is materially prejudiced by such failure. The Company shall have the right to assume the defense of any such claim, at its own expense, with counsel reasonably satisfactory to the Indemnified Person.

Section 10.3 Limitation on Liability.

Notwithstanding anything herein to the contrary, in no event shall the Company be liable to any Indemnified Person for any punitive, exemplary, or consequential damages, except to the extent such damages are payable to a third party in connection with a third-party claim for which indemnification is sought hereunder.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 11.2 Jurisdiction; Venue.

Each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan (or, if such courts decline to accept jurisdiction, any federal court located in the Southern District of New York) for the purposes of any action, suit, or proceeding arising out of or relating to this Agreement, and hereby waives, and agrees not to assert, any defense of inconvenient forum.

Section 11.3 Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.4 Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by email (with confirmation of receipt), (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized overnight courier, or (c) on the third Business Day following the date of mailing if mailed by registered or certified mail, return receipt requested, postage prepaid:

If to the Company:

authID Inc.

1580 N. Logan St, Suite 660, Unit 51767,

Denver, Colorado 80203

Attention: General Counsel

Email: legal@authid.ai

If to a Commitment Party, to the address set forth on the signature pages hereto.

Section 11.5 Amendments and Waivers.

No provision of this Agreement may be amended, modified, supplemented, or waived except by an instrument in writing signed by the Company and the Commitment Parties holding a majority of the aggregate Pro Rata Shares. No waiver of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any other provision.

Section 11.6 Entire Agreement.

This Agreement (including all exhibits and schedules hereto) and the other Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations, and warranties, both written and oral, among the Parties with respect to the subject matter hereof.

Section 11.7 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.8 Severability.

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 11.9 Assignment.

Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; provided that a Commitment Party may assign its rights and obligations hereunder to an Affiliate of such Commitment Party without the prior written consent of the Company.. Any purported assignment in violation of this Section shall be void.

Section 11.10 Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart.

Section 11.11 Specific Performance.

Each Party acknowledges and agrees that the other Parties would be irreparably harmed if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary damages would not be an adequate remedy. Accordingly, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.12 Expenses.

Except as otherwise provided herein, each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

COMPANY:

AUTHID INC.

By:
Name:	Thomas R. Szoke
Title:	Chief Executive Officer
Date:	September 9, 2026

COMMITMENT PARTIES:

[***]

By:
Name:
Title:
Date:	September 9, 2026
Pro Rata Share: 50%
Principal Amount of SSBs Held: $1,000,000
Address for Notices:

[***]

By:
Name:
Title:
Date:	September 9, 2026
Pro Rata Share: 50%
Principal Amount of SSBs Held: $200,000
Address for Notices: [***]